Exhibit 99.1

iBio Announces Reverse Stock Split

BRYAN, Texas and SAN DIEGO, November 27, 2023 -- iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”) today announced that its Board of Directors has approved a 20-to-1 reverse split of the Company’s common stock, par value $0.001 per share (the “Common Stock”) effective at 12:01 a.m. ET on November 29, 2023 (the “Effective Date”). The Common Stock is expected to begin trading on a split-adjusted basis when the market opens on November 29, 2023, with the new CUSIP number 451033708.

The reverse stock split was authorized by iBio’s stockholders at the Company’s 2023 Annual Meeting, held earlier today, with a ratio ranging from 1-for-5 to 1-for-20 (the “Range”), with the ration within such Range to be determined at the discretion of the Company’s Board of Directors.  As a result of the reverse stock split, every 20 shares of the Company’s Common Stock issued and outstanding will be automatically combined into one share of common stock, with no change in the $0.0001 par value per share. Holders of fractional shares will be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the reverse stock split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the NYSE American for the ten days preceding the Effective Date. As a result of the reverse split, the number of shares of the Company’s outstanding Common Stock will be reduced from 28,100,733 shares to 1,405,036 shares.

The exercise prices of all outstanding stock options, warrants, and equity incentive plans will be adjusted in accordance with their respective terms. The reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of the Company’s shares with the exception of those holders of fractional shares.

The Company’s transfer agent, Continental Stock Transfer & Trust Company, which is also acting as the exchange agent for the reverse split, will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates, should they wish to do so.  Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

About iBio, Inc.

iBio develops next-generation biopharmaceuticals using computational biology and 3D-modeling of subdominant and conformational epitopes, prospectively enabling the discovery of new antibody treatments for hard-to-target cancers and other diseases. iBio’s mission is to decrease drug failures, shorten drug development timelines, and open up new frontiers against the most promising targets. For more information, visit www.ibioinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the expected trading of iBio’s common stock on a split-adjusted basis on November 29, 2023. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to effect the reverse stock split on November 29, 2023 and derive the anticipated benefits from the reverse stock split, the Company’s ability to continue to execute its growth strategy; its ability to obtain regulatory approvals for commercialization of its product candidates, or to comply with ongoing regulatory requirements; regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications; acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products; its ability to maintain its license agreements; the continued maintenance and growth of its patent estate; its ability to obtain or maintain the capital or grants necessary to fund its research and development activities and whether the Company will incur unforeseen expenses or liabilities or other market factors; successful compliance with governmental regulations applicable to its manufacturing facility; competition; its ability to retain its key employees or maintain its NYSE American listing; and the other factors discussed in the Company’s filings with the SEC including the Company’s Annual Report on Form 10-K for the year ended June 30, 2023 and the Company’s subsequent filings with the SEC on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts:

Stephen Kilmer

iBio, Inc.

Investor Relations

(646) 274-3580

skilmer@ibioinc.com

Susan Thomas

iBio, Inc.

Media Relations

(619) 540-9195

Sthomas@ibioinc.com